UNSECURED LOAN AGREEMENT

DATED THE 31st March 2017

BETWEEN

James Zhang U 2205 18 Yarra Street, SOUTH YARRA VICTORIA 3141

(**"the Borrower"**) of the One Part;

AND

Sincerity Australia Pty Ltd Level 4, 10 Yarra Street, SOUTH YARRA VICTORIA 3141

(**"the Lender"**) of the Second Part

THIS UNSECURED LOAN AGREEMENT made the 31st March 2017

BETWEEN: James Zhang of U 2205 18 Yarra Street, SOUTH YARRA VICTORIA 3141 (**"the Borrower"**) of the One Part;

AND Sincerity Australia Pty Ltd ACN 116 511 945 of Level 4, 10 Yarra Street, SOUTH YARRA VICTORIA 3141, (**"the Lender"**) of the Second Part

WHEREAS:

A. The Lender in its own capacity has agreed to lend to the Borrower simultaneously with the execution of this Loan Agreement the sum of $541,566 (the "Loan").

B. The Lender has and may advance further moneys to the Borrower by way of loan.

C. The Lender and the Borrower wish to formally record the terms of all borrowings (including the Loan and any future borrowings) made to the Borrower by the Lender in its own capacity.

NOW THEREFORE IT IS AGREED THAT:

1. ACKNOWLEDGEMENT OF THE LOAN

1.1. The Borrower acknowledges that the Lender in its capacity to the Borrower the Loan. The Loan is unsecured.

1.2. The Borrower further acknowledges that the terms of this Loan Agreement are the terms upon which the Lender in its own capacity is prepared to continue to lend the Loan to the Borrower.

1.3. The Borrower acknowledges that the Lender in its own capacity may at any time hereafter lend further moneys to the Borrower. These further advances will form part of the Loan and the terms of this Loan Agreement apply.

2. REPAYMENT OF LOAN

2.1. All moneys lent to the Borrower by the Lender including the Loan must be repaid by the Borrower to the Lender as follows:

(a) upon any default by the Borrower; or

(b) upon any other event referred to in this Loan Agreement that entitles the Lender to require repayment of the Loan.

(c) Upon relinquishing the personal security by the borrower over the line of credit held by the company for a sum of AUD $150,000 with ANZ Banking Group

Limited.

2.2. If the Loan becomes repayable then the Lender may at the Lender's discretion require only partial repayment of the Loan, in which event the balance of the Loan not repaid continues to be immediately due and owing and the terms of this Loan Agreement apply.

2.3. The Borrower promises and undertakes to repay the Loan to the Lender as set out in clause 2.1. Any failure by the Borrower to comply with this clause is a breach of an essential term and notwithstanding anything in this Loan Agreement the whole of the Loan then owing becomes immediately due and payable.

3. RIGHT TO REPAY

3.1. Notwithstanding clause 2, the Borrower may at any time repay the whole or any part of the Loan at any time even though no demand has been made for repayment and even though the term of the Loan has not expired.

4. INTEREST

4.1. The Borrower will pay interest to the Lender on the Loan on so much of the Loan as is outstanding from time to time at the rate of 7.8 % per annum.

4.2. The Borrower will pay interest on the Loan or any balance of the Loan on a annually basis. This will be an Interest Period. The interest must be paid by the Borrower within 7 days of the expiry of each Interest Period. The interest is to be calculated on the amount of the Loan outstanding at the beginning of the Interest Period. Any failure to pay interest by the Borrower under this clause is a breach of an essential term of this Loan Agreement.

5. DEFAULT BY BORROWER

5.1. If the Borrower defaults in paying any instalment of the Loan in accordance with clause 2.1, interest when due, or if the Borrower is declared bankrupt or becomes insolvent, then the Borrower is in default and the Lender may, notwithstanding anything elsewhere contained, by written demand require immediate repayment by the Borrower of the whole of the amount of the Loan or any balance outstanding.

5.2. The written demand signed by the Lender may be served on the Borrower at the Borrower's last known address. A written demand may be served by pre-paid post, and if served by post will be deemed received 3 days after the date of posting. If served personally, the written demand will be deemed served on the date of personal service. A written demand may be served by facsimile. If sent by facsimile, it will be deemed received by the Borrower on the day after the day it has been sent by facsimile. A

facsimile transmission sheet will be conclusive evidence of the written demand having been sent to that facsimile number.

6. WHOLE AGREEMENT

6.1. This Loan Agreement represents the whole Agreement between the Lender and the Borrower concerning the lending to the Borrower of the Loan. All representations, understandings or prior agreements concerning the Loan are acknowledged as having been waived and of no force or effect whatsoever.

7. SECURITY

7.1. Notwithstanding any Loan period and notwithstanding that there has been no breach by the Borrower, the Lender may at any time by notice in writing require the Borrower to provide security for the Loan. That security may be a mortgage over any land owned by the Borrower or a bill of sale over any personal property of the Borrower or by the provision of a guarantee by a third person guaranteeing the Borrower's observance of this Loan Agreement.

7.2. If after 90 days the Borrower has failed to provide the security requested by the Lender on terms satisfactory to the Lender, the Lender may at any time thereafter by demand in writing require the whole of the Loan to be repaid and the Borrower must thereupon repay the Loan.

IN WITNESS WHEREOF the parties have executed this Loan Agreement on 31/03/2017.

SIGNED BY)
James Zhang pursuant to)
Section 127 of the *Corporations Act* 2001)
in the presence of:)

Print Name: James Zhang

Signature of Witness

Print Name:

SIGNED BY)
Sincerity Australia Pty Ltd ACN 116 511)
945 of Level 4, 10 Yarra Street SOUTH YARRA, VICTORIA 3141
in the presence of:

Signature

Signature of Witness

Print Name:

Print Name: Sincerity Australia Pty Ltd ACN 116 511 945 of Level 4 10 Yarra Street, SOUTH YARRA VICTORIA 3141